CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation on this Registration Statement on Form SB-2 of our audit report dated April 18, 2007, except for footnote 4 which is dated August 14, 2007, relating to the financial statements of Joystar, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

Mendoza Berger & Company, LLP

October 5, 2007
Irvine, California